Exhibit 4.7

PARKER-HANNIFIN CORPORATION OFFICER’S CERTIFICATE

ESTABLISHING TERMS OF NOTES UNDER AN OPEN-ENDED INDENTURE

Todd M. Leombruno, Executive Vice President and Chief Financial Officer of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), does hereby certify in accordance with Sections 201 and 301 of the Indenture, dated as of September 5, 2023 (the “Indenture”), with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as follows (capitalized terms used herein and not otherwise defined herein are used with the same meanings ascribed to such terms in the Indenture):

1.

Authorization. The establishment of a new series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture pursuant to the resolutions adopted by the Board of Directors (the “Board”) of the Company on September 1, 2026 and the Pricing Committee of the Board on September 8, 2026.

2.

Compliance with Covenants and Conditions Precedent. All covenants and conditions precedent provided for in the Indenture relating to the establishment of such series of Securities have been complied with.

3.	Terms. The terms of the series of Securities established pursuant to this Officer’s Certificate shall be as follows:

(a)	Title: 5.300% Senior Notes due 2033 (the “Notes”);

(b)	Initial Aggregate Principal Amount: $625,000,000;

(c)	Denomination: $2,000 and integral multiples of $1,000 in excess thereof;

(d)	Maturity Date: September 16, 2033;

(e)	Interest Rate: 5.300% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months;

(f)	Interest Payment Date: Semi-annually on March 16 and September 16 of each year, commencing March 16, 2027;

(g)	Record Date: Business Day immediately preceding the Interest Payment Date;

(h)	Form of Security: The Notes will be issued in the form of Global Securities (each such Global Security, a “Global Note”); and

(i)	Depositary: The Depository Trust Company.

4.	The Notes shall have the following additional terms:

Principal, Interest and Maturity

Payment will be made upon presentation of the Notes at the office or agency of the Company maintained for that purpose; provided, however, that payment of interest may be made at the Company’s option by check mailed to the registered holder on the applicable record date at such address as shall appear in the security register or by wire transfer of immediately available funds to an account specified in writing by such holder to the Company and the Trustee prior to the relevant record date. So long as the Notes are in book-entry form, the Company will make payments of principal and interest through the Trustee to the Depositary or its nominee, as the case may be, as the registered holder of the Global Notes.

Interest payable on any Interest Payment Date for the Notes, on the redemption date for the Notes or the maturity date for the Notes will be the amount of interest accrued from, and including, the preceding Interest Payment Date for the Notes in respect of which interest has been paid or duly provided for (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, redemption date or maturity date, as the case may be. If any Interest Payment Date, redemption date or maturity date falls on a day that is not a Business Day, the payment otherwise required to be made on such date will be made on the next succeeding Business Day, and the Company will not be liable for any additional interest as a result of the delay in payment.

Optional Redemption

Prior to July 16, 2033 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30 day months) at the Treasury Rate plus 7.5 basis points less (b) interest accrued to, but not include, the redemption date, and

•	100% of the principal amount of the Notes to be redeemed,

plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

For the purposes of the optional redemption provisions of the Notes, the following additional terms will be applicable:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United

States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any redemption or notice described above may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In addition, if such redemption is subject to satisfaction or waiver of one or more conditions precedent, the notice of such redemption shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such notice may be rescinded and the redemption terminated in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. The Company shall notify holders of any such rescission as soon as practicable after the Company determines that such conditions precedent will not be able to be satisfied or the Company is not able or willing to waive such conditions precedent.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata in accordance with the procedures of the Depositary (or another depositary) or by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by The Depository Trust Company, Euroclear Bank SA/ NV, as operator of the Euroclear System, Clearstream Banking, société anonyme or another depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

For the avoidance of doubt, neither the Trustee nor any paying agent shall be responsible for performing any calculations or selections in connection with any optional redemption.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event (as defined below) occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes as described above, the Company will be required to make an offer (a “Change of Control Offer”) to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes on the terms set forth in such Notes. In a Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”).

Within 30 days following any such Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed or electronically delivered, or with respect to Notes held in global form, to the extent permitted or required by applicable procedures or regulations of the Depositary, sent electronically to holders of the Notes, with a copy to the Trustee under the Indenture that such Notes are being issued under, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and (unless delivered in advance of the occurrence of such Change of Control Triggering Event) no later than 60 days from the date such notice is mailed or sent (a “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring.

On each Change of Control Payment Date, the Company will, to the extent lawful:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company, and the third party repurchases all Notes properly tendered and not withdrawn under its offer.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment.

Neither the Trustee nor any paying agent shall be responsible for determining whether any Change of Control Triggering Event has occurred and whether any Change of Control Offer with respect to the Notes is required. Neither the Trustee nor any paying agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any rating event with respect to the Notes has occurred.

For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries, taken as a whole, to any person, other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock (as defined below), measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be, with respect to the Notes.

“Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

(Signatures are on the following page.)

IN WITNESS WHEREOF, the undersigned has placed his hand this 14th day of September, 2026.

/s/ Todd M. Leombruno
Todd M. Leombruno Executive Vice President and Chief Financial Officer

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE COMMON SAFEKEEPER OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[FORM OF NOTE]

No. R-[•]	$[•]

5.300% Senior Notes due 2033

CUSIP : 701094AW4

ISIN: US701094AW44

This certifies that the person whose name is entered in the register maintained by the Registrar in relation to the Notes (the “Register”) is the duly registered holder (the “Holder”) of Notes in the aggregate principal amount of $[•] or such other amount as is shown on Register as being represented by this Global Note and is duly endorsed (for information purposes only) in the fourth column of the Schedule of Increases or Decreases in Note attached to this Global Note.

Parker-Hannifin Corporation, a corporation duly organized and existing under the laws of Ohio, promises to pay to each Holder the aggregate principal amount shown on the Register as being represented by this Global Note on September 16, 2033 (the “Stated Maturity Date”) (unless redeemed on any day fixed for redemption prior to the Stated Maturity Date in accordance with the terms of this Note and the Indenture).

Interest Payment Dates: March 16 and September 16 of each year, commencing March 16, 2027

Issue Date: September 14, 2026

Record Dates: Business Day immediately preceding the Interest Payment Date

Additional provisions of this Note are set forth on the other side of this Note.

This Global Note shall not be valid unless authenticated by the Trustee.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

PARKER-HANNIFIN CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Dated:

*/

If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

[FORM OF REVERSE SIDE OF NOTE]

5.300% Senior Notes due 2033

Parker-Hannifin Corporation, a corporation duly organized and existing under the laws of Ohio (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay interest on the principal amount of this Note semi-annually on March 16 and September 16 of each year, commencing March 16, 2027 at the rate per annum shown above. If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the related payment of interest or principal, as applicable, will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date or the Maturity Date, as the case may be, to the date the payment is made.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and any such interest on this Note will be made in immediately available funds to the Depositary or its nominee, as the case may be, as Holder hereof. Payment will be made upon presentation of the Notes at the office or agency of the Company maintained for that purpose.

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of September 5, 2023 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the officer’s certificate, dated September 14, 2026, of Todd M. Leombruno, Executive Vice President and Chief Financial Officer of the Company (the “Officer’s Certificate”) (the Base Indenture as supplemented by the Officer’s Certificate is collectively referred to herein as the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Principal, Interest and Maturity

Payment will be made upon presentation of the Notes at the office or agency of the Company maintained for that purpose; provided, however, that payment of interest may be made at the Company’s option by check mailed to the registered holder on the applicable record date at such address as shall appear in the security register or by wire transfer of immediately available funds to an account specified in writing by such holder to the Company and the Trustee prior to the relevant record date. So long as the Notes are in book-entry form, the Company will make payments of principal and interest through the Trustee to the Depositary or its nominee, as the case may be, as the registered holder of the Global Notes.

Interest payable on any Interest Payment Date for the Notes, on the redemption date for the Notes or the maturity date for the Notes will be the amount of interest accrued from, and including, the preceding Interest Payment Date for the Notes in respect of which interest has been paid or duly provided for (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, redemption date or maturity date, as the case may be. If any Interest Payment Date, redemption date or maturity date falls on a day that is not a Business Day, the payment otherwise required to be made on such date will be made on the next succeeding Business Day, and the Company will not be liable for any additional interest as a result of the delay in payment.

Optional Redemption

Prior to July 16, 2033 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30 day months) at the Treasury Rate plus 7.5 basis points less (b) interest accrued to, but not including, the redemption date, and

•	100% of the principal amount of the Notes to be redeemed,

plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

For the purposes of the optional redemption provisions of the Notes, the following additional terms will be applicable:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any redemption or notice described above may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In addition, if such redemption is subject to satisfaction or waiver of one or more conditions precedent, the notice of such redemption shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such notice may be rescinded and the redemption terminated in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. The Company shall notify holders of any such rescission as soon as practicable after the Company determines that such conditions precedent will not be able to be satisfied or the Company is not able or willing to waive such conditions precedent.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata in accordance with the procedures of the Depositary (or another depositary) or by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by The Depository Trust Company, Euroclear Bank SA/ NV, as operator of the Euroclear System, Clearstream Banking, société anonyme or another depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

For the avoidance of doubt, neither the Trustee nor any paying agent shall be responsible for performing any calculations or selections in connection with any optional redemption.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event (as defined below) occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes as described above, the Company will be required to make an offer (a “Change of Control Offer”) to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes on the terms set forth in such Notes. In a Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”).

Within 30 days following any such Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed or electronically delivered, or with respect to Notes held in global form, to the extent permitted or required by applicable procedures or regulations of the Depositary, sent electronically to holders of the Notes, with a copy to the Trustee under the Indenture that such Notes are being issued under, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and (unless delivered in advance of the occurrence of such Change of Control Triggering Event) no later than 60 days from the date such notice is mailed or sent (a “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring.

On each Change of Control Payment Date, the Company will, to the extent lawful:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company, and the third party repurchases all Notes properly tendered and not withdrawn under its offer.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment.

Neither the Trustee nor any paying agent shall be responsible for determining whether any Change of Control Triggering Event has occurred and whether any Change of Control Offer with respect to the Notes is required. Neither the Trustee nor any paying agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any rating event with respect to the Notes has occurred.

For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries, taken as a whole, to any person, other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock (as defined below), measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be, with respect to the Notes.

“Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Defeasance and Discharge

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

Events of Default

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Remedies

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor, of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Unless the certificate of authentication hereon has been executed by the Trustee by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Governing Law

The Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York.

Defined Terms

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[•]. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized officer of Trustee or Registrar